                                                                          THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
                                                                                                        June 4, 2004
                                                                                                              Page 3
                                                                                                          Exhibit 11

                                                                                                   6225 Smith Avenue
                                                                                      Baltimore, Maryland 21209-3600
                                                                                 Main 410.580.3000  fax 410.580.3001

                                                             June 4, 2004

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

                                   Acquisition of Strategic Partners Managed Large Cap Growth Fund.
                                   ----------------------------------------------------------------

Ladies and Gentlemen:

         We have served as special  Maryland  counsel to The  Prudential  Investment  Portfolios,  Inc.,  a Maryland  corporation  (the
"Company"), in connection with the Company's Registration Statement on Form N-14 (File No. 333-114640) (the "Registration  Statement"),
initially filed on April 20, 2004, with the Securities and Exchange  Commission  (the  "Commission")  under the Securities Act of 1933, as amended,  relating to the transfer of substantially  all of the assets (and subject to the assumption of the stated  liabilities) of
Strategic  Partners Managed Large Cap Growth Fund (the "Acquired Fund"), a series of Strategic  Partners Mutual Funds, Inc., a Maryland corporation  ("Transferor  Company"),  to Jennison Growth Fund (the  "Acquiring  Fund"),  a series of the Company,  in exchange for the issuance of an  undetermined  number of Class A shares,  Class B shares,  and Class C shares  (collectively,  the  "Shares")  of Common
Stock,  par value  $.001 per share (the  "Common  Stock"),  of the  Acquiring  Fund.  The Shares  (the  actual  number of which will be determined  at the time of  issuance  based upon  relative  share  values)  will be issued by the  Company  pursuant to the terms of an
Agreement  and Plan of  Reorganization,  to be dated on or about the date of  closing,  by and between  the  Company,  on behalf of the
Acquiring Fund, and the Transferor  Company,  on behalf of the Acquired Fund (the  "Reorganization  Agreement").  This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinion  expressed  herein, we have reviewed  originals or copies,  certified or otherwise  identified to our satisfaction, of the following documents:

                  (a)  The  Charter  of the  Company,  as  amended,  corrected,  and  supplemented  to the  date  hereof  (the
         "Charter"), certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

                  (b)  The By-Laws of the Company, as amended and restated and in effect on the date hereof.

                  (c)  The Registration Statement, as amended to date.

                  (d)  The form of the Reorganization Agreement, annexed to the Registration Statement.

                  (e)  The  resolutions  of the  Board  of  Directors  of the  Company  (the  "Resolutions")  relating  to the authorization and issuance of the Shares and the authorizations of the Reorganization  Agreement and the transactions contemplated thereby.

                  (f)  A  Certificate of an Officer of the Company (the  "Certificate"),  dated the date hereof, as to certain factual matters.

                  (g)  A short-form Good Standing Certificate, dated a recent date, issued by the MSDAT.

                  (h)  Such other statutes,  certificates,  instruments,  and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid  documents,  we have assumed,  without independent  investigation,  the genuineness of all signatures,  the legal capacity of all individuals who have executed any of the aforesaid documents,  the conformity of final documents in all material  respects to the versions thereof  submitted to us in draft form, the authenticity of all documents  submitted to us as originals,  the conformity  with originals of all documents  submitted to us as copies (and the  authenticity  of the originals of such copies),  the absence of other agreements or  understandings  among the parties,  written or oral, or actions or conduct of the parties or otherwise that would modify,  amend,  supplement,  or waive the terms of the  Reorganization  Agreement or the respective  rights or obligations  of the  parties  thereunder,  the  accuracy  of the  representations  and  warranties  of the  parties as set forth in the
Reorganization  Agreement,  and the  accuracy and  completeness  of all public  records  reviewed by us. In making our  examination  of documents  executed by parties other than the Company,  we have assumed that such parties had the power,  corporate or other,  to enter into and perform all obligations  thereunder,  and we have also assumed the due  authorization  by all requisite  action,  corporate or other,  and the valid  execution and delivery by such parties of such  documents and the validity,  binding  effect and  enforceability thereof with respect to such  parties.  As to any facts  material to this opinion which we did not  independently  establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing,  subject to the additional  assumptions,  qualifications,  and limitations below,  having regard for such legal  considerations  as we deem  relevant,  and limited in all respects to  applicable  Maryland  law, we are of the opinion and advise you that:

                  (1)  The  Company is duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (2)  The  Shares have been duly  authorized  and,  upon  issuance in exchange for  substantially  all of the assets (and subject to the assumption of the stated  liabilities)  of the Acquired Fund in accordance  with the terms of the Reorganization Agreement and the Resolutions, will be validly issued, fully paid, and non-assessable.

         In  addition to the  qualifications  set forth  above,  the opinion  set forth  herein is subject to  additional  assumptions, qualifications, and limitations as follows:

                  (a)  We have made no investigation  of, and we express no opinion as to, the laws of any jurisdiction  other than the laws of the State of  Maryland.  To the extent that any  documents  referred  to herein are  governed by the laws of a jurisdiction  other than Maryland,  we have assumed that the laws of such  jurisdiction are the same as the laws of Maryland.

                  (b)  This  opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.  We assume no obligation to supplement  this opinion if any  applicable laws change after the date hereof or if any facts or  circumstances  come to our attention after the date hereof that might change this opinion.

                  (c)  We  express  no opinion  as to  compliance  with the  securities  (or "blue  sky") laws of the State of
         Maryland.

                  (d)  We assume that the issuance of the Shares pursuant to the  Reorganization  Agreement will not result in the Company  issuing shares in excess of the number of shares of such class  authorized by the Charter at the time of issuance of the Shares.

                  (e)  This  opinion is limited to the  matters  set forth  herein,  and no other  opinion  should be inferred beyond the matters expressly stated.

         We hereby  consent to the filing of this opinion  with the  Commission  as an exhibit to the  Registration  Statement,  and to being named in the  Registration  Statement under the caption "Legal  Matters." In giving our consent,  we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the  Securities  Act of 1933, as amended,  or the rules and regulations of the Commission  thereunder.  This opinion is solely for your use in connection with the  Registration  Statement and the
Reorganization Agreement and may not be relied on by any other person or in any other connection without our prior written approval.

                                                     Very truly yours,

                                                     /s/ PIPER RUDNICK LLP